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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):  May 1, 1997



                      WILLIAMS COAL SEAM GAS ROYALTY TRUST
             (Exact name of registrant as specified in its charter)



          Delaware                1-11608              75-6437433
(State or other jurisdiction    (Commission          (IRS Employer
     of incorporation)          File Number)      Identification No.)



                                 Trust Division
                           NationsBank of Texas, N.A.
                          901 Main Street, Suite 1700
                              Dallas, Texas  75202
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (214) 508-2364
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     Item 5.  OTHER EVENTS.

     Williams Coal Seam Gas Royalty Trust (the "Trust") was formed as a Delaware business trust pursuant to the Trust Agreement of Williams Coal Seam Gas Royalty Trust (as amended, the "Trust Agreement") entered into effective as of December 1, 1992 by and among Williams Production Company ("WPC"), as trustor, The Williams Companies, Inc. ("Williams"), the parent company of WPC, and NationsBank of Texas, N.A. (the "Trustee") and Chemical Bank Delaware (the "Delaware Trustee"), as trustees. The Trust owns certain net profits interests (the "Royalty Interests") in proved natural gas properties located in the San Juan Basin of New Mexico and Colorado (the "Underlying Properties"), which Royalty Interests were conveyed to the Trust pursuant to that certain Net Profits Conveyance (the "Conveyance") dated effective as of October 1, 1992 by and among WPC, Williams, the Trustee and the Delaware Trustee. Copies of the Trust Agreement and the Conveyance are filed as exhibits to the Trust's Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K").

     On May 7, 1997, effective as of May 1, 1997, WPC transferred the Underlying Properties to an unaffiliated third party ("Buyer") pursuant to that certain Purchase and Sale Agreement dated as of May 1, 1997 (herein so called) between WPC and Buyer (the "Transaction"). Prior to the Transaction, WPC had owned the Underlying Properties, subject to and burdened by the Royalty Interests owned by the Trust, since the inception of the Trust. Neither the Trustee nor the Delaware Trustee has any control over or responsibility relating to the operation of the Underlying Properties. The Transaction was previously reported as a subsequent event by the Trust in its Form 10-Q for the quarter ended March 31, 1997, which was filed with the Securities and Exchange Commission on May 15, 1997.

     Concurrently with the Transaction, WPC and Buyer entered into a Management Services Agreement dated as of May 1, 1997 (the "Management Agreement") whereby WPC was engaged by Buyer to (i) manage and operate the Underlying Properties on behalf of Buyer, (ii) act for Buyer with respect to the receipt of funds and payment of certain obligations related to the Underlying Properties, and (iii) provide reports and other information with respect to the Underlying Properties.

     For so long as WPC continues to manage the Underlying Properties, WPC does not anticipate that the Transaction will have any material effect on the operation of the Underlying Properties. The Management Agreement may, however, be terminated by the Buyer at any time, with or without cause. In the event of such a termination, WPC has an option to repurchase the Underlying Properties at fair market value. In addition, the Purchase and Sale Agreement also provides WPC other options to repurchase the Underlying Properties at fair market value at certain times specified in the Purchase and Sale Agreement.

     Prior to the Transaction, WPC received all payments relating to the Underlying Properties and, pursuant to the Conveyance, paid to the Trust the portion thereof attributable to the Royalty Interests. Following the Transaction, WPC continues to collect all revenues on behalf of Buyer and remains obligated to pay to the Trust on behalf of Buyer the amounts

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payable with respect to the Royalty Interests.  Concurrently with the
Transaction, WPC, Williams, the Trust and Buyer entered into an Agreement dated May 7, 1997 (the "Supplemental Agreement") pursuant to which (i) the parties acknowledged that WPC was selling the Underlying Properties to Buyer, but retaining all of its duties and obligations under the Trust Agreement, Conveyance and related documents (the "Trust Documents"), subject to the terms and conditions set forth in the Purchase and Sale Agreement and the agreements entered into pursuant to the Purchase and sale Agreement, (ii) Williams and WPC each confirmed and agreed that, notwithstanding the sale of the Underlying Properties to Buyer, Williams and WPC would continue to perform their respective obligations to the Trust pursuant to the Trust Documents, including without limitation the performance assurances of Williams set forth in the Conveyance, and (iii) Buyer acknowledged and agreed that it was purchasing the Underlying Properties burdened by the Royalty Interests owned by the Trust. As a condition to the effectiveness of the Supplemental Agreement, the Trustee received an opinion of counsel to Williams to the effect that neither the Supplemental Agreement nor the transaction contemplated by the Purchase and Sale Agreement was required to be submitted for approval by vote of the Unitholders of the Trust.

     A copy of the Supplemental Agreement is filed as an exhibit to this Form 8-
K. The foregoing summary of the material provisions of the Supplemental Agreement is qualified in its entirety by reference to the terms of such agreement as set forth in such exhibit. For a description of Williams' performance assurances, see "Item 2--The Royalty Interests--Williams' Performance Assurances" in the 1996 Form 10-K.

     It is anticipated that the Transaction will have no adverse effect on Unitholders.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                WILLIAMS COAL SEAM GAS
                                 ROYALTY TRUST

                                By:  NationsBank of Texas, N.A., Trustee



Date:   June 20, 1997           By:      /s/ RON E. HOOPER
                                   -------------------------------------
                                              Ron E. Hooper
                                    Vice President and Administrator

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                               INDEX TO EXHIBITS


 Item
Number         Exhibit
------         -------

10.1 Agreement dated May 7, 1997, effective as of May 1, 1997, by and among Williams Production Company, The Williams Companies, Inc., Williams Coal Seam Gas Royalty Trust and Quatro Finale LLC.

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